EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Global Cash Access, Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-131904, 333-140878, 333-149496, 333-157512, 333-165264, 333-172358 333-187199 and 333-197860) of Global Cash Access, Inc. of our reports dated November 12, 2014, relating to Multimedia Games Holding Company, Inc.’s consolidated financial statements, financial statement schedules, and the effectiveness of Multimedia Games Holding Company, Inc.’s internal control over financial reporting, which is incorporated by reference in this Form 8-K/A.

/s/ BDO USA, LLP

Austin, Texas

February 27, 2015